UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2025

PALATIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 300, Princeton, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amended Form 8-K”) amends Item 5.07 of the Current Report on Form 8-K filed by Palatin Technologies, Inc. (the “Company”) with the Securities and Exchange Commission on July 29, 2025 (the “Original Form 8-K”). Item 5.07 of the Original Form 8-K reported the results of the matters submitted for stockholder action at the Company’s 2025 annual meeting of stockholders held on July 25, 2025 (the “2025 Annual Meeting”). The sole purpose of this Amended Form 8-K is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to the frequency of future non-binding advisory votes to approve the compensation of the Company’s named executive officers. Except as set forth herein, no other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting, consistent with the recommendation of the Company’s Board of Directors, the Company’s stockholders approved, on an advisory, non-binding basis, to hold future stockholder advisory votes on the compensation of the Company’s named executive officers every year. In light of these results, the Company’s Board of Directors has determined to include an advisory vote on the compensation paid to the named executive officers in the Company’s proxy materials every year until the next required vote on the frequency of future advisory votes on named executive officer compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2025	PALATIN TECHNOLOGIES, INC.

/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer